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                  EXHIBIT 5: OPINION OF KILPATRICK STOCKTON LLP




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                                  July 3, 2008



Board of Directors
Beneficial Mutual Bancorp, Inc.
510 Walnut Street, 19th Floor
Philadelphia, PA 19106

         Re:      BENEFICIAL MUTUAL BANCORP, INC. 2008 EQUITY INCENTIVE PLAN

Board Members:

         We have been requested by Beneficial Mutual Bancorp, Inc., a federal corporation (the "Company"), to issue our opinion in connection with the registration on Form S-8 of shares of the Company's common stock, par value $0.01 per share (the "Shares"). The registration statement on Form S-8 ("Registration Statement") covers 5,643,351 Shares that may be issued as awards under the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the "Plan"). The Plan provides that no more than 4,030,965 Shares may be issued upon the exercise of stock options and no more than 1,612,386 Shares may be issued upon the grant of restricted stock awards. The registration of the Shares is being effected under the Securities Act of 1933, as amended (the "Securities Act").

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

         Based on the foregoing and limited in all respects to federal law, it is our opinion that the Shares reserved for issuance under the Plan are duly authorized and, with respect to the Shares issuable upon the exercise of stock options granted or to be granted under the Plan, upon payment for such stock options, and, with respect to Shares awarded as restricted stock under the Plan, upon issuance of such Shares in the manner described in the Plan, the Shares granted or to be granted will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.


                                        Very truly yours,

                                        KILPATRICK STOCKTON LLP

                                        By: /s/ Victor L. Cangelosi
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                                            Victor L. Cangelosi, a Partner